Exhibit 99.1

Pursuant to General Instruction number 4(b)(v) to Form 4, the following additional reporting persons are covered by this joint filing:

Name:     Alain Schreiber

Address:  90 Nassau Street, 5th Floor
          Princeton, NJ 08542

Designated Filer:  Jay Moorin

Issuer and Ticker Symbol:  NovaDel Pharma Inc. (NVD)

Date of Event Requiring Statement:  4/12/06

Signatures:       /S/ PASQUALE DEANGELIS
                  -------------------------------------------
                  Pasquale DeAngelis, as attorney-in-fact for
                  Jay Moorin and Alain Schreiber